Item 26. Exhibit (g) v. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________
AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit 1
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
C.M. LIFE INSURANCE COMPANY and
MML BAY STATE LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

RGA REINSURANCE COMPANY
(the “Reinsurer”)

Effective August 1, 2018, the Ceding Company’s retention is [_____] for the Agreements as described in Exhibit 1 hereto. This [_____]. The Reinsurer’s pool shares remain unchanged, and no portion of these [_____] retention amounts shall be ceded to the Reinsurer without the Reinsurer’s approval. The Retention Reference in each Agreement shall be replaced with the applicable “Ceding Company’s Retention effective August 1, 2018” listed in Exhibit 1.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-2020
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-2020
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-2020
Peter G Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Patricia Peters	Date:	2/11/2020

Print name:	Patricia Peters

Title:	VP & Managing Actuary

RGA REINSURANCE COMPANY

By:	/s/ Matthew C. Fingerhut	Date:	2/11/2020

Print name:	Matthew C. Fingerhut

Title:	VP & Actuary

Exhibit 1 - Agreements

Effective Date of Agreement	RGA Document Number	Coverage	TAI Codes	Ceding Company’s Retention effective August 1, 2018	Ceding Company’s Prior Retention	Policy Issue Dates	Retention Reference in Agreement
[_____]
[_____]
[_____]
[_____]
[_____]
[_____]				•	•
[_____]				•	•
[_____]				•	•
9/1/1998	[_____]	VUL	[_____]	• [_____]% [_____] • [_____]% [_____]	• [_____]%[3] [_____] • [_____]%[3] [_____]	9/1/98 – 2/29/04	Schedule B, Item 1
5/1/2001	[_____]	VUL II[_____]	[_____]	• [_____]% [_____] • [_____]% [_____][4] • [_____]% [_____]& [_____]% [_____][1]	• [_____]%[3] [_____] • [_____] [_____]% & [_____]%[3] [_____]	5/1/01 – 1/18/05	Schedule B
5/1/2001	[_____]	VUL II[_____] (Allianz)	[_____]	• [_____]% [_____] • [_____]% [_____][_____]& 10% [_____][1]	• [_____]%[3] [_____] • [_____]% & [_____]%[3] [_____]	5/1/01 – 1/18/05	Schedule B
[_____]				•	•
[_____]

1 [_____]

2 [_____]

3 [_____]

4 [_____]